AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2005

Registration No. 333-87274

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Progress Energy, Inc. (Exact name of Registrant as specified in its Charter)

North Carolina (State of incorporation)	56-2155481 (I.R.S. Employer Identification No.)

410 S. Wilmington Street
Raleigh, North Carolina 27601
(919) 546-6111
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

PETER M. SCOTT III
Executive Vice President and Chief Financial Officer
410 S. Wilmington Street
Raleigh, North Carolina 27601
(919) 546-6111
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

TIMOTHY S. GOETTEL, ESQ.
Hunton & Williams LLP
421 Fayetteville Street Mall
Raleigh, North Carolina 27601
(919) 899-3000

Approximate date of commencement of proposed sale to the public: Not applicable.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. |X|

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement of the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

AMENDMENT NO. 1 TO POST-EFFECTIVE AMENDMENT NO. 1

        Progress Energy, Inc. (the “Registrant”), registered 2,523,174 shares of Common Stock (the “Shares”) under this Registration Statement on Form S-3 (Registration No. 333-87274) originally filed with the SEC on April 30, 2002, and declared effective on September 6, 2002. The Shares were registered in connection with a Registration Rights Agreement (the “Registration Rights Agreement”) dated April 26, 2002 among the Registrant and the selling shareholders named in this Registration Statement on Form S-3. Pursuant to the terms of the Registration Rights Agreement, the Registrant is no longer contractually obligated to maintain the effectiveness of this Registration Statement. The Registrant hereby terminates this Registration Statement on Form S-3 with respect to, and removes from registration, all Shares which remain unsold as of the date of this Post-Effective Amendment, which the Registrant believes to be 1,168,829 shares.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 20th day of December, 2005.

PROGRESS ENERGY, INC. /s/ Peter M. Scott III Peter M. Scott III Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert B. McGehee
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Robert B. McGehee

/s/ Peter M. Scott III
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Peter M. Scott III

/s/ Jeffrey M. Stone
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Jeffrey M. Stone

/s/ Edwin B. Borden *
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Edwin B. Borden

/s/ David L. Burner *
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David L. Burner

/s/ Charles W. Coker *
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Charles W. Coker

/s/ Richard L. Daugherty *
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Richard L. Daugherty

/s/ W.D. Frederick, Jr. *
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W. D. Frederick, Jr.

/s/ William O. McCoy *
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William O. McCoy

/s/ E. Marie McKee *
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E. Marie McKee

/s/ John H. Mullin, III *
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John H. Mullin, III

/s/ Carlos A. Saladrigas *
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Carlos A. Saladrigas

/s/ Jean Giles Wittner *
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Jean Giles Wittner

*By: /s/ William D. Johnson
         William D. Johnson
Attorney-in-fact
Chairman of the Board and Chief Executive Officer

Executive Vice President and Chief Financial
Officer

Controller and Chief Accounting Officer

Director

Director

Director

Director

Director

Director

Director

Director

Director

Director
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